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AREA
BANCSHARES
CORPORATION

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                                  MEDIA RELEASE

FOR IMMEDIATE RELEASE
    July 18, 2001

           AREA BANCSHARES CORPORATION ANNOUNCES LEVERAGE TRANSACTION

         Owensboro, Kentucky - July 18, 2001 - AREA Bancshares Corporation (NASDAQ:AREA) (www.areabancshares.com), Kentucky's largest bank holding company, reported it has completed a leveraging transaction to enhance earnings through better utilization of current capital levels. The leveraging was achieved by borrowing $200 million from the Federal Home Loan Bank and investing the funds primarily in fixed rate mortgage-backed securities issued by government sponsored enterprises. The earnings volatility was reduced by principally using 10-year convertible fixed strike rate advances with strike rates between 7% and 8% and an average cost of 5.06 %. The spread on these assets over the cost of borrowed funds averaged 150 basis points. The annual effect of this transaction on earnings per share is expected to be 8 cents per share in a stable rate environment.

AREA operates throughout Kentucky in 39 cities with 72 banking centers and 97 automatic teller machines. Through its subsidiaries, AREA offers a broad range of Bank-related services, including trust and brokerage services.

Statement Regarding Forward Looking Information

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting AREA's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects" or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced AREA's assumptions, but that are beyond AREA's control. Additional information and other factors that could affect future financial results are included in AREA's filings with the Securities and Exchange Commission.

CONTACT: JOHN A. RAY, EXECUTIVE VICE PRESIDENT & CHIEF OPERATING OFFICER AT (270) 688-7753.



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